Exhibit 10(a)25

FOURTH AMENDMENT TO THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN

WHEREAS, Southern Company Services, Inc. heretofore established and adopted the Southern Company Supplemental Benefit Plan, as amended and restated effective June 30, 2016 (the “Plan”); and
WHEREAS, under Section 6.2 of the Plan, the Benefits Administration Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company (as defined in the Plan), or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority; and
WHEREAS, the Board of Directors of Southern Company Services, Inc. has approved the amendment of the Plan to reflect the new cash-balance design in the Southern Company Pension Plan (“Pension Plan”) and the addition of provisions related to grandfathered provisions from the merger of the AGL Resources Inc. Retirement Plan into the Pension Plan, effective January 1, 2018; and
WHEREAS, the Administrative Committee by Resolution on August 1, 2018, has determined it is appropriate to amend the Plan to provide that certain nonqualified retirement benefits owed to former employees of Nicor Gas and AGL Resources will be transferred to and payable under the Plan; and
WHEREAS, the Administrative Committee by Resolution on August 1, 2018, has determined it is appropriate to amend the Plan to (i) provide for cessation of active participation for employees of Pivotal Home Solutions, Elizabethtown Gas, Elkton Gas and Florida City Gas who are no longer Employees due to the divestitures that have occurred or will occur during 2018; and (ii) provide for full vesting for Florida City Gas Participants and transfer of their benefits to the buyer’s nonqualified plan; and
WHEREAS, the Administrative Committee by Resolution on October 22, 2018, has determined it is appropriate to amend the Plan to (i) provide for cessation of active participation for employees of Southern Power Company who are no longer Employees due to the divestiture that has occurred or will occur during 2018; and (ii) provide for full vesting for Southern Power Company Participants and transfer of their benefits to the buyer’s nonqualified plan.
NOW, THEREFORE, effective as of January 1, 2018, or as otherwise specified herein, the Plan is hereby amended as follows:
1.
Section 2.18 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
2.18 “Fresh Start Method” shall have the meaning set forth in section 4.1(b)(2)(B)(i) of the Plan.

2.
Section 2.19 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
2.19 “Fresh Start SCPP Offset” shall have the meaning set forth in section 4.1(b)(2)(B)(iii) of the Plan.
3.
Section 2.24 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
2.24 “Participant” shall mean an Employee or former Employee of an Employing Company who is eligible and participates in the Plan pursuant to Sections 4.1 and 4.2.
4.
Section 2.25 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
2.25 “Pension Benefit” shall mean the benefit described in Section 5.1 for a given Participant.
5.
Section 2.34(a) of the Plan is hereby amended by adding the following sentence to the end thereof:
If a Participant’s Pension Benefit is based on both a Cash Balance Benefit and a benefit accrued under another Pension Plan formula, (i) the calculation in this paragraph will apply only to the portion of the Pension Benefit that is not based on the Cash Balance Benefit, and (ii) the provisions of subsection (c) below will apply to the portion of the Pension Benefit that is based on the Cash Balance Benefit.
6.
Section 2.34(b) of the Plan is hereby amended by adding the following sentence to the end thereof:
If a Participant’s Pension Benefit is based on both a Cash Balance Benefit and a benefit accrued under another Pension Plan formula, (i) the calculation in this paragraph will apply only to the portion of the Pension Benefit that is not based on the Cash Balance Benefit, and (ii) the provisions of subsection (c) below will apply to the portion of the Pension Benefit that is based on the Cash Balance Benefit.

7.
The Plan is hereby amended by adding the following new Section 2.34(c):
(c)    For the portion of a Participant’s Pension Benefit that is based on a Cash Balance Benefit.
(1)    Participant retires under the terms of Article XVII of the Pension Plan at Separation from Service. The Cash Balance Account determined effective as of the first installment to be made under Section 5.2 (ignoring for this purpose any Key-Employee Delay).
(2)    Participant is not eligible to retire under the terms of Article XVII of the Pension Plan at Separation from Service. The Cash Balance Account determined effective as of September 1 of the calendar year following the calendar year of Separation from Service.
8.
Section 2.40 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
2.40 “Pre-2016 Benefit Formulas” shall have the meaning of “Pre-2016 Benefit Formula” in effect under the Pension Plan.
9.
Section 4.1(b)(1) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
4.1(b)(1)    The Pension Benefit payable under this Plan for each Participant will be calculated based solely on the formula(s) applicable to the Participant under the Pension Plan applied to the period(s) to which such formula(s) apply to such Participant under the Pension Plan.
10.
Section 4.1(b)(2)(B) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
(B)    Subject to Section 5.2(g), a former Employee who is re-hired and becomes a Participant in the Plan shall be eligible to accrue a new and separate Pension Benefit, whether or not such Employee previously had a vested right to a Pension Benefit, based on the following terms:
(i)compensation and service earned before the Employee is rehired will not be taken into account when calculating the amount of the rehired Employee’s new and separate Pension Benefit (the “Fresh Start Method”);
(ii)The Pension Benefit accrued following re-hire will be payable in the form and per the timing required by the Plan irrespective of how any prior accrued Pension Benefit is being or will be paid to the Participant; and
(iii)With respect to the Retirement Income that is paid or is payable under the terms of the Pension Plan which is taken into account as an offset to the Pension Benefit payable under Article V of this Plan, compensation and service earned before the Employee is rehired will not be taken into account when calculating the amount of the rehired Employee’s Retirement Income offset amount to be factored in when such rehired Employee subsequently Separates from Service with a new and separate Pension Benefit (the “Fresh Start SCPP Offset”).
11.
The Plan is hereby amended by adding a new Section 4.3 to read as follows:
4.3    Provisions Regarding Divestitures.
(a)    Pivotal Home Solutions.
(1)    Cessation of Participation. Effective as of June 4, 2018, (i) Nicor Energy Services Company d/b/a Pivotal Home Solutions will cease to be an affiliated company of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Nicor Energy Services Company d/b/a Pivotal Home Solutions will cease to be eligible to actively participate in the Plan.
(2)    Payment of Existing Benefits. Notwithstanding subsection (1) above, the Plan benefits of Participants who cease to be Employees due to the sale of Nicor Energy Services Company d/b/a Pivotal Home Solutions will remain in the Plan until fully distributed according to the Plan’s terms.
(b)    Elizabethtown Gas and Elkton Gas.
(1)    Cessation of Participation. Effective as of July 1, 2018, Participants who cease to be Employees due to the sale of certain assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will cease to be eligible to actively participate in the Plan.

(2)    Payment of Existing Benefits. Notwithstanding subsection (1) above, the Plan benefits of Participants who cease to be Employees due to the sale of certain assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will remain in the Plan until fully distributed according to the Plan’s terms.
(c)    Florida City Gas.
(1)    Cessation of Participation. Effective as of July 29, 2018, (i) Pivotal Utility Holdings, Inc. will cease to be an affiliated company of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (holding the Florida City Gas division) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 29, 2018, Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (i.e., the Florida City Gas division), or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of the stock of Pivotal Utility Holdings, Inc., will be deemed to be fully vested in their benefits and Accounts for all purposes hereunder.
(3)    Spinoff to Buyer’s Plan. Effective as of July 29, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (i.e., the Florida City Gas division), or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of the stock of Pivotal Utility Holdings, Inc., will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.
(d)    Southern Power Company.
(1)    Cessation of Participation. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern

Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be deemed to be fully vested in their benefits and Accounts for all purposes hereunder.
(3)    Spinoff to Buyer’s Plan. Effective as of December 4, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.
12.
Section 5.1(a) of the Plan is hereby amended by deleting the first sentence in its entirety and replacing it with the following:
(a)    Each Participant shall be entitled to a Pension Benefit equal to that portion of the Retirement Income under the Pension Plan which is not payable under the Pension Plan to such Participant as a result of the limitations imposed by Code Sections 401(a)(17) and 415(b), subject to the modifications provided in subsection (b) below.
13.
Section 5.1(b) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
(b)    For purposes of this Section 5.1, the “earnings” used to calculate the Pension Benefit of a Participant (other than under the Gas Provisions) shall be modified as follows: all incentive pay earned while he is an Employee under any annual group incentive plans, as defined in Section 4.2 of the Pension Plan, shall be considered, provided such incentive award was earned on or after January 1, 1994; however, incentive pay shall only be included in a Pre-2016 Participant’s “earnings” for purposes of calculating such Pre-2016 Participant’s Pension Benefit using the 1.25% formula described in Section 4.2 of the Pension Plan. Effective beginning January 1, 2018, a Participant’s “earnings” or, in the case of Participants accruing benefits under the Gas Provisions, “Compensation”, shall not include commissions earned by any commissioned Employee for purposes of determining the Pension Benefit calculated under the Plan.

14.
Section 5.2(a) of the Plan is hereby amended by adding the following sentence to the end thereof:
The provisions of this Section 5.2 will not apply to benefits that were accrued under the AGL Resources Inc. Excess Plan and which transferred to the Plan.
15.
Section 5.2(e) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
(e)    Participants Who Terminate with Vested Benefits.
(1)    General Rule. With respect to a Participant who Separates from Service on or after March 1, 2007, to the extent the Participant is not eligible to retire under Sections 4.1(a), 4.1(b) or 4.1(c), Article XVII or Schedule III of the Pension Plan, but is vested in his Retirement Income under the Pension Plan, notwithstanding anything to the contrary, such Participant shall receive a Pension Benefit in the form of a single payment made as of September 1 of the calendar year following the calendar year of termination from employment.
(2)    For a Participant who first participates in the Plan before January 1, 2018 and is not rehired on or after January 1, 2018. The single payment of the portion of the Pension Benefit that is not based on a Cash Balance Benefit is equal to (A) divided by (B) below:
(A)    The Single-Sum Amount determined as if the Participant’s first installment date was to be coincident with his Normal Retirement Date.
(B)    The sum of one (1) plus the Discount Rate raised to a power equal to the number of years and months between the Participant’s Normal Retirement Date and the September 1 of the calendar year following the calendar year of termination from employment.
(3)    For a Participant who first participates in the Plan on or after January 1, 2018 or is rehired on or after January 1, 2018. The single payment of the portion of the Pension Benefit that is not based on a Cash Balance Benefit is equal to the Single-Sum Amount described in Section 2.34(b)(2).
For the avoidance of doubt, the Discount Rate used for the calculations in Section 5.2(e)(2) and 5.2(e)(3) above is to be the Discount Rate applicable for the calendar year the Participant Separates from Service.

(4)    For the portion of a Participant’s Pension Benefit that is based on a Cash Balance Benefit. The single payment is equal to the Cash Balance Account.
(5)    Death Benefits. With respect to a Participant who first participates in the Plan before January 1, 2018 and is not rehired on or after January 1, 2018, to which this Section 5.2(e) applies, if such a Participant dies after Separation from Service but prior to payment in accordance with Section 5.2(e)(1) above and prior to July 1, 2017, the Provisional Payee, if any, shall receive the single payment provided in Section 5.2(e)(2) above at the same time the Participant would have received such payment if he had not died.
If a Participant dies on or after July 1, 2017, refer to Section 5.2(f).
(6)    Total Disability. The determination of whether a Participant who is not eligible to retire has a Separation from Service by reason of a Total Disability will be made in accordance with Code Section 409A, and such Participant shall receive a Pension Benefit in the form of a single payment made as of September 1 of the calendar year following the calendar year in which the Separation from Service occurs.
16.
Section 5.2(f) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
(f)    Designated Beneficiary Death Benefit on and after July 1, 2017.
(1)    If a Participant dies on or after July 1, 2017, while in active service or after Separation from Service with a vested Pension Benefit in this Plan, death benefits will be determined pursuant to this subsection.
(A)    For the portion of a Participant’s Pension Benefit that is not based on a Cash Balance Benefit:
(I)    If such Participant is a Pre-2016 Participant, and (i) he has elected his Spouse as his sole Designated Beneficiary, such Spouse shall receive 100% of the Single-Sum Amount, or (ii) he has elected a Designated Beneficiary(ies) which is not his Spouse, such Designated Beneficiary(ies) shall receive 50% of the Single-Sum Amount with an equal portion of such Single-Sum Amount payable to each such living Designated Beneficiary, or
(II)    If the Participant is not a Pre-2016 Participant, the Designated Beneficiary(ies) (whether or not the Spouse) shall receive 50% of the Single-Sum Amount with an equal portion of such Single-Sum Amount payable to each such living Designated Beneficiary.
(B)    For the portion of a Participant’s Pension Benefit that is based on a Cash Balance Benefit: The Designated Beneficiary(ies) (whether or not the Spouse) shall receive 100% of the Single-Sum Amount, with an equal portion of such Single-Sum Amount payable to each such living Designated Beneficiary.
(2)    The form of payment of the Single-Sum Amount described in Section 5.2(f)(1) above is as follows:
(A)    For deaths prior to April 1, 2019. A single lump sum equal to the Single-Sum Amount is payable to the Designated Beneficiary(ies) on the first of the month following the date of the Participant’s death. The single lump sum benefit will be payable as soon as administratively feasible after the Designated Beneficiary(ies) have been confirmed and located.
(B)    For deaths on or after April 1, 2019. Ten (10) annual installments are payable to the Designated Beneficiary(ies), commencing on the first of the month following the date of the Participant’s death. The first installment shall be derived from the Single-Sum Amount(s) plus Earnings, if any, divided by ten (10). Subsequent annual installments shall be amounts equal to the Participant’s unpaid Single-Sum Amount(s) plus Earnings divided by the number of remaining annual payments. The first annual installment will be payable as soon as administratively feasible after the Designated Beneficiary(ies) have been confirmed and located. This payment is subject to the cash out rules described in Section 5.11 of the Plan.
(3)    If a Participant who first participates in the Plan before January 1, 2018 and is not rehired on or after January 1, 2018, dies while in active service and prior to age 50, the Single-Sum Amount described in Section 5.2(f)(1)(A) above (with respect to the portion of the Pension Benefit that is not based on a Cash Balance Benefit) is calculated as (A) divided by (B) below:
(A) The Single-Sum Amount determined as if the Participant survived to his fiftieth (50th) birthday and Separated from Service.
(B) The sum of one (1) plus the Discount Rate raised to a power equal to the number of years and months between the first of the second month following the Participant’s 50th birthday and the first of the month following the Participant’s date of death.

(4)    If a Participant who first participates in the Plan on or after January 1, 2018 or is rehired on or after January l, 2018, dies while in active service and prior to age 50, the Single-Sum Amount described in Section 5.2(f)(1)(A) above (with respect to the portion of the Pension Benefit that is not based on a Cash Balance Benefit) is calculated as the actuarial present value of the Pension Benefit payable as a single life annuity calculated using the Discount Rate and the “Applicable Mortality Table” within the meaning of Code Section 417(e)(3) described by the Secretary of the Treasury for the calendar year in which the Participant Separates from Service. This Single-Sum Amount calculation shall be determined as of the first of the month following the Participant’s date of death taking into account the following: (a) no reductions are applied for the Death Benefit Charge-Basic or the Death Benefit Charge-Enhanced for preretirement death benefit coverage under the Pension Plan; and (b) the actuarial present value calculation reflects a deferred factor to the first of the month coincident with or following the Participant’s age 50; and (c) the Pension Benefit is payable at the first of the month coincident with or following the Participant’s age 50.
(5)    If a Participant who first participates in the Plan on or after January 1, 2018 or is rehired on or after January 1, 2018, dies while in active service at age 50 or later, the Single-Sum Amount described in Section 5.2(f)(1)(A) above (with respect to the portion of the Pension Benefit that is not based on a Cash Balance Benefit) is calculated as the Single-Sum Amount described in Section 2.34(b)(1).
(6)    If a Participant who first participates in the Plan before January 1, 2018 and is not rehired on or after January 1, 2018, dies after Separation from Service but prior to payment in accordance with Section 5.2(e)(1) above, the Single-Sum Amount described in Section 5.2(f)(1)(A) above (with respect to the portion of the Pension Benefit that is not based on a Cash Balance Benefit) is calculated as (A) divided by (B) below:
(A) The Single-Sum Amount determined as if the Participant’s first installment date was to be coincident with his Normal Retirement Date.
(B) The sum of one (1) plus the Discount Rate raised to a power equal to the number of years and months between the Participant’s Normal Retirement Date and the first of the month following the Participant’s date of death.
(7)    If a Participant who first participates in the Plan after January 1, 2018 or is rehired on or after January 1, 2018, dies after Separation from Service but prior to payment in accordance with Section 5.2(e)(1) above, the Single-Sum Amount described in Section 5.2(f)(1)(A) above (with respect to the portion of the Pension Benefit that is not based on a Cash

Balance Benefit) is calculated as the actuarial present value of the Pension Benefit payable as a single life annuity calculated using the Discount Rate and the “Applicable Mortality Table” within the meaning of Code Section 417(e)(3) described by the Secretary of the Treasury for the calendar year in which the Participant Separates from Service. This Single-Sum Amount calculation shall be determined as of the first of the month following the Participant’s date of death taking into account the following: (a) no reductions are applied for the Death Benefit Charge-Basic or the Death Benefit Charge-Enhanced for preretirement death benefit coverage under the Pension Plan; and (b) the actuarial present value calculation reflects a deferred to Normal Retirement Date factor; and (c) the Pension Benefit is payable at the Participant’s Normal Retirement Date.
With respect to Section 5.2(f)(1)(A) above, for the avoidance of doubt, the Participant may either elect his Spouse as his sole Designated Beneficiary or may elect Designated Beneficiary(ies) none of which is the Spouse.
(8)    If a Participant dies while in active service, the Single-Sum Amount described in Section 5.2(f)(1)(B) above (with respect to the portion of the Pension Benefit that is based on a Cash Balance Benefit) is equal to the Cash Balance Account.
(9)    If a Participant dies after Separation from Service but prior to payment in accordance with Section 5.2(e)(1) above, the Single-Sum Amount described in Section 5.2(f)(1)(B) above (with respect to the portion of the Pension Benefit that is based on a Cash Balance Benefit) is equal to the Cash Balance Account.
17.
Section 5.2(g) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
(g)    Treatment of Re-hired Employees on and after January 2, 2017.
(1)    A Participant that is rehired and whose benefit is either suspended under the Pension Plan or has not commenced being paid his Retirement Income under the Pension Plan will have his Pension Benefit calculated (A) using the “Fresh Start Method” with “Fresh Start SCPP Offset” and (B) in accordance with the formula(s) applicable to the Participant under the Pension Plan following rehire.
(2)    A Participant that is rehired by an Employing Company and previously received his entire Retirement Income in the Pension Plan in the form of a lump sum distribution shall have his Pension Benefit calculated (A) using the “Fresh Start Method” and (B) in accordance with the formula(s) applicable to the Participant under the Pension Plan following rehire.

18.
The Plan is hereby amended by adding the following new Section 5.13, effective as of August 1, 2018:
5.13    Nicor Grandfathered Benefits.
Notwithstanding the provisions of Article IV, the individuals listed on the attached Appendix C, who are former employees of Nicor Gas or AGL Resources and their affiliates and their beneficiaries, will be entitled to receive the periodic benefit payments described in Appendix C (the “Gas Grandfathered Benefits”). Gas Grandfathered Benefits will not be considered Pension Benefits or Non-Pension Benefits hereunder, but will be payable under the Plan according to the terms described in Appendix C. The individuals listed on Appendix C will be considered Participants in the Plan solely with respect to the Gas Grandfathered Benefits, and will not be entitled to a Pension Benefit or Non-Pension Benefit unless they otherwise meet the requirements set forth in Articles IV and V for eligibility for such benefits. Sections 5.9 and 5.10 of the Plan will not apply to Gas Grandfathered Benefits.
19.
The Plan is hereby amended by adding the following new Appendix C, effective as of August 1, 2018:
APPENDIX C

GAS GRANDFATHERED BENEFITS TO BE PAID UNDER THE PLAN

I.    Benefits from the Nicor Gas Supplementary Retirement Plan. The following periodic benefit payments previously provided under the Nicor Gas Supplementary Retirement Plan will be transferred to and payable under the Plan:

Name	Description of Payments	Annual Amount	Type
[ ]	Payments for life, no survivor benefit	$43,164.00	Retiree benefits
[ ]	Payments for life, no survivor benefit	$3,216.00	Retiree benefits
[ ]	Payments for life	$726.00	Survivor benefits
[ ]	Payments for life, no survivor benefit	$1,405.92	Retiree benefits

Name	Description of Payments	Annual Amount	Type
[ ]	Payments for life, no survivor benefit	$14,534.04	Alternate payee benefits under qualified domestic relations order
[ ]	Payments for life, no survivor benefit	$22,476.00	Retiree benefits

II.    Benefits from the Nicor Gas Supplementary Savings Plan. The following benefits previously provided under the Nicor Gas Supplementary Savings Plan will be transferred to and payable under the Plan:
(A)    Accounts. As of December 31, 2017, each of the following individuals will be credited with a bookkeeping account balance as follows, payable in the indicated form of payment:

Name	Account Balance	Method of Distribution of Account	Type
[ ]	$12,885.06	Annual installments ending with the installment payment made in 2020	Survivor benefits
[ ]	$350,634.27	Annual installments ending with the installment payment made in 2031	Retiree benefits
[ ]	$29,849.57	Annual installments ending with the installment payment made in 2021	Retiree benefits

(B)    Adjustment for Earnings. As of the last day of each calendar year (beginning with 2018) until the full amount owed to the payee is distributed, each such individual’s account balance will be adjusted (i) first, by charging to the account the amount of any distributions that have been paid during such calendar year, and (ii) second, by crediting to the account interest calculated based on the first segment interest rate under Code Section 417(e) for August preceding such calendar year, based on the balance of the account as of the end of such calendar year.
(C)    Death before Distribution. In the event that an individual entitled to a benefit under this Section II dies before the full amount of the account has been distributed, the remaining installment payments will be paid to that individual’s Designated Beneficiary as defined in Section VI below.
III.    Benefits from the Nicor Capital Accumulation Plan. The following periodic benefit payments previously provided under the Nicor Capital Accumulation Plan will be transferred to and payable under the Plan:

Name	Description of Payments	Annual Amount	Type
[ ]	Annual payments each January, ending with the payment made in 2022	$84,096.00	Survivor benefits
[ ]	Annual payments each January, ending with the payment made in 2022	$41,772.00	Retiree benefits
[ ]	Annual payments each January, ending with the payment made in 2023	$185,037.00	Retiree benefits
[ ]	Annual payments each January, ending with the payment made in 2029	$173,044.00	Retiree benefits
[ ]	Annual payments each January, ending with the payment made in 2029	$116,060.00	Retiree benefits
[ ]	Annual payments each January, ending with the payment made in 2025	$140,162.00	Retiree benefits
[ ]	Annual payments each January, ending with the payment made in 2022	$31,329.00	Retiree benefits

In the event that an individual entitled to a benefit under this Section III dies before all of the applicable payments have been made, the remaining payments will be paid to that individual’s Designated Beneficiary as defined in Section VI below.
IV.    Benefits from Individual Agreements Attributable to Discontinued Nicor Gas Operations. The following periodic retiree benefit payments previously provided under individual agreements entered into with the indicated former Nicor Gas employees will be transferred to and payable under the Plan:

Name	Description of Payments	Annual Amount	Type
[ ]	Monthly payments for life, no survivor benefit	$9,642.48	Retiree benefits
[ ]	Monthly payments until the earlier of October 2022 or the death of the participant	$7,950.00	Retiree benefits
[ ]	Monthly payments for life	$44,196.00	Retiree benefits
[ ]	Monthly payments for life, beginning the month after [ ] death	$13,140.00	Survivor benefits (with respect to participant [ ])
[ ]	Monthly payments until the earlier of October 2027 or the death of the participant	$3,800.04	Retiree benefits
[ ]	Monthly payments until the earlier of January 2021 or the death of the participant	$5,049.96	Retiree benefits
[ ]	Monthly payments until the earlier of February 2023 or the death of the participant	$3,950.04	Retiree benefits
[ ]	Monthly payments for life, no survivor benefit	$2,299.08	Retiree benefits
[ ]	Monthly payments for life, no survivor benefit	$3,232.20	Retiree benefits

V.    Benefits from Individual Agreements Attributable to Former AGL Resources Employees. The following periodic retiree benefit payments previously provided under individual agreements entered into with the indicated former AGL Resources employees will be transferred to and payable under the Plan:

Name	Description of Payments	Annual Amount	Type
[ ]	Monthly payments for life	$48,605.16	Retiree benefits
[ ]	Monthly payments for life, beginning the month after [ ] death	$24,302.58	Survivor benefits (with respect to participant [ ])
[ ]	Monthly payments for life	$213.72	Retiree benefits

VI.    Designated Beneficiaries. For purposes of this Appendix C, the term “Designated Beneficiary” will mean the person(s) or entity(ies) identified by a payee in a manner prescribed by the Administrative Committee as eligible to receive any survivor benefit payable with respect to the benefits described in Section II or Section III of this Appendix C, as applicable. In the event no such designation is made by a payee, or if such beneficiary is not living or in existence at the time for commencement or continuance of such payment under the Plan following the payee’s death, such payment will be made to the person or persons in the first of the following classes of successive preference, if then living:
(a) the payee’s spouse on the date of his death;
(b) the payee’s legally recognized children, equally;
(c) the payee’s parents, equally;
(d) the payee’s brothers and sisters, equally; or
(e) the payee’s executors or administrators.
Payment to such one or more persons will completely discharge the Plan with respect to the amount so paid.
VII.    Administration of Payments. Payments under this Appendix are intended to be administered according to the payment administration of the Plan, beginning as soon as reasonably practicable following adoption of this Appendix.
20.
Except as amended herein by this Fourth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Fourth Amendment to the Southern Company Supplemental Benefit Plan, as amended and restated as of June 30, 2016, this 14th day of December, 2018.

BENEFITS ADMINISTRATION COMMITTEE
By:	/s/James M. Garvie
Name:	James M. Garvie
Its:	Chairperson